Exhibit (m)(2)
PSF SERVICE PLAN
SCHEDULE A*
Small-Cap Growth Portfolio
International Value Portfolio
Long/Short Large-Cap Portfolio
International Small-Cap Portfolio
Equity Index Portfolio
Mid-Cap Value Portfolio
Small-Cap Index Portfolio
Diversified Research Portfolio
Equity Portfolio
American Funds Asset Allocation Portfolio
American Funds Growth-Income Portfolio
American Funds Growth Portfolio
Large-Cap Value Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Floating Rate Loan Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Equity Portfolio
(formerly called Mid-Cap Value Portfolio)
Large-Cap Growth Portfolio
International Large-Cap Portfolio
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
Small-Cap Equity Portfolio

*	Effective: January 1, 2009

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